                                             Exhibit E



                      THIS LOAN AGREEMENT dated June 28, 1996


B E T W E E N:


                              SIMPLOT CANADA LIMITED
                                 (the "Borrower")


                                      - and -


                        CANADIAN IMPERIAL BANK OF COMMERCE
                                   (the "Bank")



             WHEREAS the Bank has agreed to establish a term credit in favour of the Borrower upon the terms and conditions hereinafter set forth;

             FOR GOOD AND VALUABLE CONSIDERATION the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:


                                     ARTICLE 1

                                  INTERPRETATION

1.1          Definitions

             In this Agreement, the following terms will have the meanings set out below unless the context requires otherwise:


      (1) "Additional Termination Event" has the meaning set out in Schedule B hereto;

      (2) "Agreement" means this Agreement (including the schedules to this Agreement) as it (or they) may be amended, supplemented or restated from time to time, and the expressions "hereof", "herein", "hereto", "hereunder", "hereby" and similar expressions refer to this Agreement and not to any particular Section or other portion of this Agreement;

      (3) "Business Day" means any day except Saturday, Sunday or any statutory holiday in Ontario;

      (4) "Canadian Dollars" and "$" mean the lawful currency of Canada, unless otherwise specified;

      (5) "Collateral" means the Selected Securities together with any collateral that may from time to time be substituted therefor;

      (6) "Consents" means any consent, approval, authoriza-tion, permit, licence, franchise, privilege, grant, exemption and other similar concession of, by or from any Official Body and "Consent" means any one of the Consents;

      (7)    "Event of Default" means an event specified in
Section 7 hereof;

      (8) "Float" means (a) the aggregate market value of the voting stock held by non-affiliates of the issuer of the relevant Selected Securities, as reported in the most recent Form 10-K filed by the issuer (with the Securities and Exchange Commission of the United States of America) of the relevant Selected Securi-ties, divided by (b) the closing price of such Selected Securi ties as reported on the primary exchange on the date on which such market value was determined; provided that if the relevant Selected Securities are the result of a distribution of Hedge Securities due to the issuer of the Hedge Securities acquiring the issuer of any of the Selected Securities, then prior to the first release of a Form 10-K for the combined entity, the Float will be the following: the most recent float, as defined above, of those Selected Securities issued by the acquired company adjusted for the acquisition share exchange ratio plus the most recent float, as defined above, of those Selected Securities issued by the acquiring company prior to the acquisition an-nouncement date;

      (9) "Hedge Securities" means any non-cash distribution or consideration in respect of the Selected Securities in the form of common stock (other than securities received in connec-tion with stock splits, reverse splits, stock dividends and other distributions in the form of securities of which the Selected Securities are comprised) as to which (1) the Short Interest to Float Ratio is less than 15% at the time of such distribution and
(2) a number of shares equal to the number of shares of such securities received by the Borrower and attributable to the Selected Securities in such distribution can reasonably be expected to be available at a commercially reasonable rate in the securities lending market until the Maturity Date;

      (10) "Liabilities" means all present and future indebted-ness, liabilities and obligations of every kind, nature and description (whether direct or indirect, joint or several, absolute or contingent, matured or unmatured) of the Borrower to the Bank under this Agreement, the Note, the Pledge between the Parties dated contemporaneously herewith and the Master Agree-ment;

      (11)   "Loan" has the meaning given to it in Section 2.1;

      (12) "Master Agreement" means the 1992 standard form document prepared by the International Swap Dealers Association, Inc. entitled Master Agreement (Multicurrency - Cross Border), which has been entered into between the Parties contemporaneously herewith, together with the schedule thereto dated contemporane-ously herewith, and the confirmation of trade dated contemporane-ously herewith;

      (13)   "Maturity Date" means June 27, 2003;

      (14) "Note" means a note of the Borrower in favour of the Bank as described in Section 2.3(1) hereof and in substantially the form annexed hereto as Schedule A;

      (15) "Obligations" means all present and future indebted-ness, liabilities and obligations of every kind, nature and description (whether direct or indirect, joint or several, absolute or contingent, matured or unmatured) of one Party to the other under this Agreement, the Note, the Pledge between the Parties dated contemporaneously herewith and the Master Agree-ment;

      (16) "Official Body" means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator whether foreign or domestic;

      (17) "Party" means a party to this Agreement and any reference to a Party includes its successors and permitted assigns; "Parties" means every Party;

      (18) "Person" or "person" includes an individual, part-nership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity or any Official Body;

      (19)   "Pledge" means the agreement referred to in Section
4.1 hereof, and any amendments, restatements, substitutions or consolidations thereof;

      (20) "Prepayment Event" has the meaning given to it in Schedule C hereto;

      (21) "Selected Securities" means 2,600,000 shares of common stock, $.10 par value (U.S.$) of Micron Technology, Inc. (New York Stock Exchange ticker symbol "MU") on the date hereof, together with any subsequent distribution in the form of Hedge Securities, all as adjusted for (i) stock splits, reverse splits, stock dividends and any other distributions in the form of Selected Securities;

      (22) "Short Interest" means that number which is reported by the primary exchange for the relevant Selected Securities as the short interest for such securities, provided that if the relevant Selected Securities are the result of a distribution of Hedge Securities due to the issuer of the Hedge Securities acquir ing the issuer of any of the Selected Securities, and there has not been a release of short interest for the combined entity by the primary exchange, the Short Interest shall be the following: the most recent short interest as reported by the primary ex-change for those Selected Securities issued by the acquired company, adjusted for the acquisition share exchange ratio, plus the most recent short interest as reported by the primary ex-change for those Selected Securities issued by the acquiring company prior to the acquisition announcement date;

      (23) "Short Interest to Float Ratio" in respect of a particular stock means the ratio where the numerator is the Short
Interest and the denominator is the Float; and

      (24) "Without Recourse" means that (i) the only recourse of the Bank against the Borrower in respect of any of the Liabilities shall be strictly limited to the exercise of the Bank's right of set-off as set out in Section 9.11, and the realization of the Bank's security interest in the Collateral pursuant to the Pledge; (ii) the Borrower shall not be liable to any person with respect to any shortfall which may be experienced upon any such realization and shall have no personal liability under any of the Liabilities following such realization, and
(iii) the Bank shall not be entitled to bring any action or to enforce any rights against the Borrower with respect to payment or performance of any of the Liabilities other than to realize the Bank's security interest in the Collateral pursuant to the Pledge and to exercise its aforesaid rights of set-off.


1.2          Headings

             The division of this Agreement into Sections, the insertion of headings, and the provision of any table of contents are for convenience of reference only and will not affect the construction or interpretation of this Agreement.


1.3          Statute References

             Any reference in this Agreement to any statute or any section thereof will, unless otherwise expressly stated, be deemed to be a reference to such statute or section as amended, restated or re-enacted from time to time.


1.4          Number and Gender

             Unless the context requires otherwise, words import-ing the singular number include the plural and vice versa. Any words importing gender includes all genders.


1.5          Business Days

             If any payment is required to be made or other action is required to be taken pursuant to this Agreement on a day which is not a Business Day, then such payment or action will be made or taken on the next Business Day.


1.6          Currency and Payment Obligations

             Unless otherwise specified, all dollar amounts referred to in this Agreement are stated in Canadian Dollars.
All payments due on a particular day must be received and avail-able to the Bank not later than 2:00 p.m. on the due date and any payment made after that time will be deemed to have been made and received on the next Business Day.


1.7          Calculation of Interest

             In calculating interest payable under this Agreement for any period of time, the first day of such period will be included and the last day of such period will be excluded.


1.8          Time

             Unless otherwise expressly stated, any reference herein to a time will mean Toronto, Ontario local time.


1.9          Schedules

             The Schedules attached hereto and forming part of this Agreement are as follows:

                   Schedule A  -   Note
                            B  -   Additional Termination Events
                            C  -   Prepayment Events



                                     ARTICLE 2

                                    THE CREDIT


2.1          Establishment of Credit

             Upon the terms and conditions contained herein the Bank hereby establishes a single-draw non-revolving term loan in favour of the Borrower in the principal amount of $80,881,000.95
(the "Loan").


2.2          Utilization of Proceeds

             The Loan proceeds will be used by the Borrower for its general corporate business purposes.


2.3          Note

      (1) The Loan will be evidenced by a Note in favour of the Bank. The Note will be substantially in the form of the note set out in Schedule A hereto.

      (2) Subject to Section 9.5, the Borrower agrees to execute and deliver to the Bank such replacement Note as may be requested from time to time. In such event, the Bank will return to the Borrower either the Note so replaced or, if such Note has been lost or stolen, appropriate indemnities with respect to the lost or stolen Note.


2.4          Interest Rate

             The outstanding amount of the Loan will bear inter-est, with interest on overdue interest, as well after as before maturity, default and judgment at 7.75% per annum. Such rate will be calculated on the basis of a full calendar year (i.e., 365 or 366 days per year, as the case may be) and will be com-pounded annually on the anniversary date hereof.


2.5          Payment of Interest

             Interest on the Loan will be capitalized until the Maturity Date, at which time all interest will be due and owing; provided that if an Event of Default or a Prepayment Event occurs, all interest accrued on the Loan will become due and owing.


2.6          Maximum Rate of Return

             Notwithstanding any provision to the contrary contained in this Agreement, in no event will the aggregate "interest" (as defined in section 347 of the Criminal Code, Revised Statutes of Canada, 1985, C-46) payable under this Agree-ment exceed the effective annual rate of interest on the "credit advanced" (as defined in that section) under this Agreement lawfully permitted under that section and, if any payment, collection or demand pursuant to this Agreement in respect of "interest" (as defined in that section) is determined to be contrary to the provisions of that section, such payment, collec-tion or demand will be deemed to have been made by mutual mistake of the Borrower and the Bank and the amount of such payment or collection will be refunded to the Borrower; for purposes of this Agreement, the effective annual rate of interest will be deter-mined in accordance with generally accepted actuarial practices and principles over the term of the Credit on the basis of annual compounding of the lawfully permitted rate of interest and, in the event of dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Bank will be conclusive for the purposes of such determination, in the absence of evi-dence to the contrary.



                                     ARTICLE 3

                             REPAYMENT AND PREPAYMENT


3.1          Maturity Date

             On the Maturity Date the Borrower will repay the Loan and will pay all interest that has accrued on the Loan;
provided, however, that notwithstanding any other term of this Agreement, the Loan is Without Recourse.


3.2          Mandatory Prepayment

             Upon the occurrence of any Prepayment Event, all obligations of the Borrower to the Bank under this Agreement and the Note will be immediately due and owing, without presentment, demand, protest or other notice of any kind (all of which are expressly waived by the Borrower).


3.3          Prepayment

             Subject to (i) the Bank's rights to demand repayment of the Loan and all other amounts outstanding hereunder if an Event of Default occurs, and (ii) the obligations set out in
Section 3.2, the Borrower may not prepay the Loan or any interest thereon.


3.4          Breakage Costs

             If the Bank demands repayment of the Loan because of the occurrence of an Event of Default, the Borrower will forth-with reimburse the Bank for costs and out-of-pocket expenses (but not lost profits) reasonably incurred by the Bank as a result of the early termination of the hedging arrangements entered into by the Bank in support of the Loan.



                                     ARTICLE 4

                                     SECURITY


4.1          Pledge

             As continuing collateral security for the payment and performance of the obligations of the Borrower under this Agreement, the Borrower will pledge, and grant a first charge and security interest in, the Collateral to the Bank. Such Pledge will be in form and substance satisfactory to the Bank. Notwith-standing any other term of this Agreement, the Loan and the Note are Without Recourse.


4.2          Registration of Pledge

             The Bank will, at its expense, register, file or record the Pledge in all offices where in the Bank's sole discre-tion the Bank determines such registration, filing, or recording is necessary or of advantage to the creation, perfection and preserving of the security interest created thereby.


4.3          Maintenance of Perfection

             The Borrower will not change its name or change the province in which its chief executive office is located unless it has provided the Bank with thirty (30) days' prior written notice of such change.


4.4          Release of Pledge

             The Bank agrees to release the security interest created by the Pledge at its expense forthwith after all the Liabilities have been satisfied in full. Before all the Liabili-ties have been satisfied in full, the Bank has no obligation to grant any kind of release of the security created by the Pledge.



                                     ARTICLE 5

                          REPRESENTATIONS AND WARRANTIES


5.1 To induce the Bank to enter into this Agreement, the Borrower hereby represents and warrants to the Bank, upon each of which representations and warranties the Bank specifically relies, as follows:

      (a) Good Standing: It is a corporation duly incorpo-rated and organized, is validly subsisting under the laws of Canada, is in good standing, has more than one place of business and its chief executive office is in Brandon, Manitoba.

      (b) Ownership: The Borrower is a directly wholly owned subsidiary of J. R. Simplot Company.

      (c)     Corporate Power:  It has the corporate power to:

             (i)   own the Selected Securities; and

             (ii) enter into and perform this Agreement, the Note and the Pledge.

      (d) Corporate Authorization: It has taken all neces-sary corporate action to authorize the execution, delivery and performance of this Agreement, the Note and the Pledge to which it is a party.

      (e) Consents and Authorization: To the best of its knowledge, no Consents of, or filing with, any person (including, without limitation, any Official Body) are required in connection with the execution, delivery or performance of its obligations under this Agreement, the Note and the Pledge or the validity or enforceability against it of them, except for such filings as may be required under the federal, provincial or state securities laws of the United States of America or Canada.

      (f) Due Execution: It has duly executed and delivered this Agreement, the Note and the Pledge.

      (g) No Legal Bar: To the best of its knowledge, the execution, delivery and performance of this Agreement and the borrowing of money by the Borrower hereunder, the use by it of the proceeds of such borrowing, the creation by the Pledge of the charge, pledge and security interest over the Collateral and the realization process contemplated in the Pledge will not violate any requirement of law or any of its contractual obligations.

      (h) No Material Litigation: To the best of its knowl-edge, no investigation or proceeding of any Official Body is pending against it or against any of its properties or revenues, existing or future, which could reasonably be expected to have an adverse effect on the Collateral, the Borrower's ownership of the Collateral or the Borrower's ability to perform its obligations under the Pledge or this Agreement, and no litigation, investi-gation or proceeding of or before any Official Body is, to the best of the Borrower's knowledge, pending or threatened by or against it or against any of its properties or revenues, existing or future, which has or could reasonably be expected to have an adverse effect on the Collateral, the Borrower's ownership of the Collateral or its ability to perform its obligations under this Agreement or the Pledge.

      (i) Full Disclosure: To the best of its knowledge, there is no fact which has not been disclosed to the Bank which will, so far as the Borrower can now reasonably foresee, materi-ally adversely affect the Borrower's ability to perform its obligations under the Pledge or this Agreement; to the best of its knowledge, but without any review, investigation or partici-pation by the Borrower in the preparation of the filings of Micron Technology, Inc. with the United States Securities and Exchange Commission pursuant to section 13(a) of the United States Securities Exchange Act of 1934, such filings do not contain any untrue statements of material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, or in light of current circumstances, not misleading.

      (j) No Default: To the best of its knowledge, neither the execution nor the delivery by it of this Agreement or he Pledge, the consummation of the transactions herein and therein contemplated, nor the compliance with the terms, conditions and provisions hereof and thereof conflicts with, or will conflict with, or results or will result in, any breach of, or constitutes a default under, any of the provisions of its charter documents or by-laws or of any agreement or instrument to which it is a party or by which it or the Collateral are bound.

      (k) Financial Information: To the best of its knowl-edge, any financial information regarding the Borrower that has been delivered by it to the Bank is true and accurate in all material respects.

      (l) Title: The Borrower has good and marketable title to t1he Collateral, subject only to the Pledge.



                                     ARTICLE 6

                                     COVENANTS


6.1          Affirmative Covenant

             In addition to the covenants set out elsewhere in this Agreement, the Borrower covenants and agrees with the Bank that, except as otherwise permitted by the prior written consent of the Bank, it will forthwith notify the Bank in writing of the occurrence of any Prepayment Event, any Event of Default or any event that with the giving of notice by the Bank or the passage of time would become an Event of Default.



                                     ARTICLE 7

                                 EVENTS OF DEFAULT


7.1          Events of Default

             The occurrence of any one or more of the following events will constitute an Event of Default under this Agreement:

      (a) Failure to Perform Terms: If the Borrower defaults in the performance or observance of any term, condition or covenant contained in any of this Agreement, the Note or the Pledge, and in the case of a default capable of being remedied, such default is not remedied within 30 days after written notice thereof has been delivered by the Bank to the Borrower;

      (b) Default under Master: If an Event of Default (as defined in the Master Agreement), after giving effect to any cure or grace period therein, occurs;

      (c) Representations and Warranties: If any representa-tion, warranty or statement which is made in this Agreement or the Pledge is untrue or incorrect in any material respect when made;

      (d) Possession of Collateral: If any Person other than the Bank or its nominee takes possession of the Collateral other than as a result of any action or inaction by the Bank or any person acting on its behalf;

      (e) Documents Not Legally Binding: If any obligation or other provision in this Agreement, the Note or the Pledge that is material in the opinion of the Bank acting reasonably termi-nates or ceases to be legally valid, binding and enforceable against the Borrower or if the security interest created by the Pledge ceases to be perfected in favour of the Bank other than by reason of the Bank's action or inaction;

      (f) Withdrawal of Necessary Consents: If any Consents required to make this Agreement, the Note or the Pledge legal, valid, binding and enforceable, in any material respect, or required in order to enable the Borrower to perform its obliga-tions thereunder, in any material respect, are withdrawn or cease to be in full force and effect;

      (g) Receivership: If a creditor (or creditors) of the Borrower appoints or causes to be appointed a receiver or a receiver-manager over a material portion of the assets of the Borrower (such materiality test to be made against the assets of the Borrower at the time of the appointment);

      (h) Insolvency, etc.: If the Borrower passes a resolu-tion or institutes proceedings for its winding-up, liquidation, or dissolution or files an assignment in bankruptcy or consents to the filing of any petition with respect to its winding-up, liquidation, dissolution or bankruptcy, or consents to the making of a receiving order against it, or institutes or is party to any proceedings seeking reorganization, readjustment, arrangements with creditors, composition or similar relief under any Canadian or other applicable law or consents to the filing of any such petition or to the appointment of a receiver, liquidator, trustee or similar officer of itself or its assets or makes an assignment for the benefit of creditors or is unable, or admits in writing its inability to pay its debts as they become due or otherwise acknowledges its insolvency or seeks protection under any insol-vency or bankruptcy legislation or voluntarily suspends the transaction of its usual business, or any action is taken by the Borrower in furtherance of any of the aforesaid purposes or if the Borrower takes any action pursuant to the Winding-Up Act (Canada);

      (i) Court Proceedings: If a court makes a ruling, decree, order (collectively, in this section, an "Order") or issues a judgment for the winding-up, liquidation or dissolution of the Borrower or if a court issues an Order or judgment for the reorganization, readjustment, arrangement, composition or similar relief for the Borrower under any Canadian or other applicable law, or the appointment of any receiver, interim receiver, liquidator, trustee or similar officer of the Borrower and if, in any such case, such judgment or Order is not appealed in good faith by appropriate action within ten (10) days after the entering of such judgment or Order and the appeal is not dealt with by the Borrower in good faith with due diligence; or

      (j) Reorganization: If any application is made with respect to the Borrower under the Companies' Creditors Arrange-ment Act (Canada), the Bankruptcy and Insolvency Act (Canada) or similar legislation seeking reorganization, readjustment, ar-rangement, composition or similar relief for the Borrower under any Canadian or other applicable law, or if a proceeding is instituted for the winding up, liquidation or dissolution of the Borrower or seeking an order adjudging the Borrower, bankrupt or seeking an order for the appointment of any receiver, liquidator, trustee or similar officer of the Borrower or a petition in bankruptcy is issued in respect of the Borrower and if, in any such case, such application or proceeding is not defended in good faith by appropriate action within fifteen (15) days after the entering of such application, proceeding or petition and such application, proceeding or petition is not dismissed, stayed or withdrawn, provided that the Borrower proceeds in good faith and with due diligence.

             All periods contained in this Section which allow the Borrower an opportunity to cure an Event of Default will run concurrently with any requirements for notice under any Canadian or other applicable law, including without limitation, the Bankruptcy and Insolvency Act (Canada).


7.2          Acceleration and Enforcement

             Upon the earliest of (a) the Maturity Date, (b) the occurrence of a Prepayment Event and (c) the occurrence of an Event of Default, all obligations of the Borrower to the Bank under this Agreement and the Note will, at the sole option of the Bank and without written notice to the Borrower (except as required by law), immediately become due and payable (but shall remain Without Recourse) without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower, and the charge, pledge and security interest created by the Pledge will thereupon become enforceable by the Bank or its duly authorized agent. Upon the earliest of (a) the Maturity Date, (b) the occurrence of a Prepayment Event and (c) the occurrence of an Event of Default, the Bank may, at its option, enforce the Pledge.



                                     ARTICLE 8

                               CONDITIONS PRECEDENT


8.1          General

      (1) The obligation of the Bank to establish the Loan and to permit the Borrower to draw the Loan is subject to the fulfilment of the following conditions precedent to the satisfac-tion of the Bank, it being understood that the said conditions are included for the exclusive benefit of the Bank and may be waived in writing in whole or in part by the Bank at any time:

      (a) Pledge: The Borrower will have duly authorized, executed and delivered to the Bank the Pledge together with any other reasonable documentation required by the Bank (including delivery to the Bank of the certificates representing the Select-ed Securities) and such Pledge will have been registered, record-ed and filed in all offices in which, in the opinion of the Bank and its counsel, registration, recording and filing is necessary or of advantage to preserve, protect or perfect the enforceabili-ty and the priority of the security created thereby.

      (b) Note: The Borrower will have delivered the Note to the Bank.

      (c) Corporate Proceedings: The Borrower will have delivered to the Bank all records of all corporate proceedings in connection herewith, including without limitation, the following:

             (i) certified copies of all corporate action taken by the Borrower to authorize the borrowing hereunder and the execution and delivery of this Agreement, the Note and the Pledge; and

             (ii)     an incumbency Certificate.

      (d) Corporate Opinion: Counsel for the Borrower will have delivered to the Bank an opinion with respect to the due authorization, execution and delivery of this Agreement, the Note and the Pledge, including an opinion that they are legally valid, binding and enforceable obligations, and that the security inter-est in the Collateral is perfected.



                                     ARTICLE 9

                                   MISCELLANEOUS


9.1          Notices

      (a) Any notice, certificate, consent, determination or other communication required or permitted to be given or made under this Agreement will be in writing and will be effectively given and made if (i) delivered personally, (ii) sent by prepaid courier service or certified or registered mail, return receipt requested or (iii) sent prepaid by fax or other similar means of electronic communication, in each case to the applicable address set out below:

             (i)   if to the Bank, to:

                   Mr. Alexander Bakal
                   Director, Financial Products
                   Canadian Imperial Bank of Commerce
                   425 Lexington Avenue
                   5th floor
                   New York, New York  10017

                   Fax:   (212) 856-6526
                   Phone: (212) 885-4349

             and with a copy to:

                   Ms. Linda Wallace
                   Director, Financial Products
                   Canadian Imperial Bank of Commerce
                   425 Lexington Avenue
                   6th floor
                   New York, New York  10017

                   Fax:   (212) 856-6526
                   Phone: (212) 856-6059

             and with a copy to:

                   Mr. Doug Zinkiewich
                   Director, Cross-Border, North American
                      Corporate Banking
                   Canadian Imperial Bank of Commerce
                   Commerce Court West
                   7th floor
                   Toronto, Ontario
                   M5L 1A2

                   Fax:   (416) 980-8384
                   Phone: (416) 980-5311

             and with a copy to:

                   Ms. Gwen Chamberlain
                   Blake, Cassels & Graydon
                   Box 25, Commerce Court West
                   Toronto, Ontario
                   M5L 1A9

                   Fax:   (416) 863-2653
                   Phone: (416) 863-2930


             (ii)  if to the Borrower, to:

                   Simplot Canada Limited
                   1400 17th Street East
                   Brandon, Manitoba
                   Canada  R7A 7C4

                   Fax:   (204) 728-0823
                   Phone: (204) 729-2900

                   Attn:   Kenneth Watson,
                           Controller and Resident Manager

             with a copy to:

                   J.R. Simplot Company
                   999 Main Street - Ste. 1300
                   Boise, Idaho  83702

                   Fax:   (208) 389-7646
                   Phone: (208) 389-2110

                   Attn:   Treasurer

                   and

                   Ronald Graves, Esq.
                   J.R. Simplot Company
                   999 Main Street - Ste. 1300
                   Boise, Idaho  83702

                   Fax:   (208) 389-7646
                   Phone: (208) 389-7312

             and with a copy to:

                   Jacques K. Meguire, Esq.
                   Sonnenschein Nath & Rosenthal
                   8000 Sears Tower
                   Chicago, Illinois 60606

                   Fax:   (312) 876-7934
                   Phone: (312) 876-8000


      (b) Any such communication so given or made will be deemed to have been given or made and to have been received on the day of delivery if delivered, or on the day of faxing or sending by other means of recorded electronic communication, provided that such day in either event is a Business Day and the communication is so delivered, faxed or sent prior to 4:30 p.m. on such day. If so delivered, faxed or sent on or after 4:30 p.m. on such day, such communication will be deemed to have been given and made and to have been received on the next following Business Day. Any such communication sent by mail will be deemed to have been given and made and to have been received on the fifth Business Day following the mailing thereof; provided however that no such communication will be mailed during any actual or apprehended disruption of postal services. Any such communication given or made in any other manner will be deemed to have been given or made and to have been received only upon actual receipt.

      (c) Any Party may from time to time change its address under this Section by notice to the other Party given in the manner provided by this Section.


9.2          Time of Essence

             Time will be of the essence of this Agreement in all respects.


9.3          Non-Merger

             The obligations of the Borrower contained in this Agreement (and to the extent that those obligations are not repeated in the Pledge) will survive the execution and registra-tion of the Pledge and the drawdown of the Loan, and the Borrower agrees that those obligations will not be deemed to be merged in the execution and registration of the Pledge.


9.4          Interpretation

             This Agreement will be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable in that Province and will be treated, in all respects, as an Ontario contract.


9.5          Assignment

             Without the prior written consent of the other
Party, no Party may assign, transfer, encumber, dispose of or otherwise deal with any part of its respective rights or obliga-tions under this Agreement, the Note or the Pledge.


9.6          Amendments to Agreement

             Any amendments to this Agreement must be in writing and signed by an officer of the Bank, duly authorized for such purpose.


9.7          Expenses of Realization

             The Borrower agrees that the Bank may charge on its own behalf and pay to others reasonable sums for expenses in-curred and for services rendered (expressly including reasonable legal expenses on a solicitor and solicitor's own client basis) in or in connection with maintaining, protecting, disposing of, retaining, collecting or realizing upon the Collateral and the Pledge or any part thereof, and such sums will be a first charge on and limited to the proceeds of realization, disposition or collection.


9.8          Rights and Waivers

             The rights and remedies of the Bank under this Agreement and the Pledge:

             (a)     are cumulative;

             (b) may be exercised as often and in such order as the Bank considers appropriate;

             (c) are in addition to its rights and remedies under the general law with respect to a loan that is Without
Recourse; and

             (d)     will not be capable of being waived or
varied except by virtue of an expressed waiver or variation in writing signed by an officer of the Bank.

In particular, any failure to exercise or any delay in exercising any of such rights and remedies will not operate as a waiver or variation of that or any other such right or remedy; any defec-tive or partial exercise of any of such rights will not preclude any other or future exercise of that or any other such right or remedy; and no act or course of conduct or negotiation on the part of the Bank or on its behalf will in any way preclude it from exercising any such right or remedy or constitute a suspen-sion or variation of any such right or remedy.


9.9          Further Assurances

             The Borrower will promptly do, execute, deliver or will cause to be done, executed and delivered all such further acts, documents and things in connection with this Agreement that the Bank may reasonably require for the purposes of giving effect to the provisions and purposes of the Agreement.


9.10         Severability

             Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction will, as to that jurisdic-tion, be ineffective to the extent of such prohibition or unenforceability and will be severed from the balance of this Agreement, all without affecting the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.


9.11         Set-Off

             The Parties agree that their rights of set-off against each other are restricted to the Obligations, as follows: each Party may at any time and from time to time set off any and all Obligations owing by it to the other Party against any and all Obligations owing by the other Party to it; provided, howev-er, that the Parties may not set off any Obligations against each other prior to the occurrence of an Event of Default, a Prepay-ment Event or the Maturity Date.


9.12         Counterparts

             This Agreement may be executed in counterparts, each of which will be deemed to be an original and all of which taken together will be deemed to constitute one and the same instru-ment.


             IN WITNESS WHEREOF the Parties have caused this Agreement to be executed as of the date first written above.


                            SIMPLOT CANADA LIMITED


                            By:/s/  Lawrence E. Costello
                            Name:  L.E. Costello
                            Title:   Vice President & CFO

             c/s

                            By:
                            Name:
                            Title:



                            CANADIAN IMPERIAL BANK OF
                            COMMERCE


                            By:/s/ Douglas Zinkiwich

                            Name:  Douglas Zinkiwich
                            Title: Director, Cross Border Group

GC\15385\01504\LOAN.EX4

                           SCHEDULE A


                           Term Note


                                                   June 28, 1996



          FOR VALUE RECEIVED the undersigned unconditionally promises to pay on the Maturity Date to Canadian Imperial Bank of Commerce (the "Bank") or order at Commerce Court West, 199 Bay Steet, Toronto, Ontario, M5L 1A2, or such other place as the Bank may direct in writing in accordance with the provisions of the loan agreement (as amended or restated from time to time, the "Loan Agreement") dated June 28, 1996 between the undersigned and the Bank, the sum of Cdn.$80,881,000.95 with interest thereon in accordance with the Loan Agreement both before and after maturi-ty, default and judgment, until paid.

          This note evidences indebtedness incurred under, and is subject to the terms and provisions of, the Loan Agreement, pursuant to which the indebtedness evidenced hereby may become payable at any time, but is Without Recourse. All initially capitalized terms used herein and not otherwise defined have the meanings given to them in the Loan Agreement.


                                   SIMPLOT CANADA LIMITED




                                   By: /s/ Lawrence E. Costello
                                   Name: L.E. Costello
                                   Title:  Vice President & CFO
                                                              c/s


                                   By:
                                   Name:
                                   Title
                           SCHEDULE B


                   Additional Termination Events


          Each of the following events will constitute an Addi-tional Termination Event:

1)     None of the Selected Securities are listed on any United
States national securities exchange or United States national securities system subject to last sale reporting;

2) The issuer (or, as the case may be, issuers) of the Selected Securities has disclosed impending events which, in the opinion of nationally-recognized United States counsel of the Bank, acting reasonably (a copy of which opinion shall have been delivered to the Borrower), will likely result in the Selected Securities (or the securities distributed as a result of such events) ceasing to be listed on any United States national securities exchange or United States national securities system subject to last sale reporting; provided that the Additional Termination Event will not arise more than thirty (30) days before the expected termination of the listing;

3) All of the Selected Securities are permanently suspended from trading (within the meaning of the Securities Exchange Act (of the United States of America) of 1934 and the rules and regulations thereunder) on each such securities exchange and securities system on which the Selected Securities are then list-ed;

4) (A) The Short Interest to Float Ratio for (i) the securi-ties which comprise the Selected Securities on the date of this Agreement, if such securities still comprise some of the Selected Securities, is greater than 30% and (ii) each of the Selected Securities that results from a distribution of Hedge Securities is greater than 20% or (B) a number of shares at any particular time equal to the number of shares of all such Selected Securi-ties at such particular time are unavailable in the securities lending market at a commercially reasonable rate until the Maturity Date.
                            SCHEDULE C

                        Prepayment Events


          Each of the following events will constitute a Prepay-ment Event:

     (a)     the occurrence of any Additional Termination Event;

     (b) the occurrence of a Termination Event (as defined in the Master Agreement);

     (c) if the Borrower for any reason opts to terminate early pursuant to the Master Agreement any transaction between the Parties that is governed by the Master Agreement.



GC\15385\01504\SCHEDULE.EX2